SCHEDULE 14A INFORMATION

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T. Rowe Price Blue Chip Growth Fund, Inc. 033-49581/811-7059

T. Rowe Price Equity Funds, Inc. 333-04753/811-07639

T. Rowe Price Equity Series, Inc. 033-52161/811-07143

T. Rowe Price Exchange-Traded Funds, Inc. 333-235450/811-23494

T. Rowe Price Global Funds, Inc. 033-29697/811-5833

T. Rowe Price Growth Stock Fund, Inc. 002-10780/811-579

T. Rowe Price International Funds, Inc. 002-65539/811-2958

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VOTE ON THE INTERNET Scan the QR code Follow the on-screen instructions available 24 hours

Important: Time Sensitive

Re: Your investment in one or more T. Rowe Price Funds

Dear Shareholder:

We recently provided you with proxy materials for the proxy diversification proposal and have made further attempts to obtain your vote. Your voice is important in this vote process and the scheduled shareholder meeting on May 26, 2021 is quickly approaching.

***** By voting promptly, you help minimize the need for additional communications, including telephone calls, to solicit sufficient shareholder participation. *****

We’ve partnered with Computershare Fund Services as our authorized agent for proxy voting and tabulation services. To cast your vote and eliminate additional communications on this matter, please call Computershare, toll free 1-866-209-6995 today. Representatives are available 10:00 a.m. - 11:00 p.m. ET, Monday - Friday, and 12:00 p.m. - 6:00 p.m. ET, Saturday. You will be asked for the reference number above to locate your voting record.

Thank you for belonging to the T. Rowe Price community of investors.

INVEST WITH CONFIDENCE

T. Rowe Price will never ask for sensitive personal information such as a Social Security number, a PIN, account numbers, or a password in an email.

Email: info@troweprice.com

Call: 1-800-225-5132

U.S. Mail: T. Rowe Price, Account Services, P.O. Box 17300, Baltimore, Maryland 21297-1300

T. Rowe Price has invested in safeguards to ensure your information is kept secure and confidential. Please take a moment to review the T. Rowe Price Privacy Policy.

Copyright 2020, T. Rowe Price Investment Services, Inc., Distributor. All rights reserved.

202011-1401510

Transcript for Advisory Clients of T. Rowe Price Blue Chip Growth Fund

Hello [name of adviser], I’m calling you regarding the shareholder proxy campaign T. Rowe Price has engaged in related to [name of fund]. Your clients might have received calls from Computershare, our third partner vendor hired to help us tabulate votes. I’m calling to provide a bit more color and request your assistance.

As you may be aware, due to market performance, the weightings of several technology stocks such as Facebook, Apple, Amazon, Microsoft, and Google have increased substantially in the S&P 500 Index®. The change in diversification status would allow the portfolio manager(s) to fully express conviction in these same investment positions. A nondiversified fund typically presents a heightened degree of investment risk due to its ability to make more concentrated investments and potentially more share price volatility. We are proxying shareholders to vote on the proposal to change the diversification status of their fund to nondiversified.

Our hope is that we will achieve quorum by the shareholder meeting on May 26, hence Computershare’s calls and letters to shareholders. If we do not reach quorum, the vote will be adjourned and we will continue to solicit votes. I’m calling to request your help in encouraging your clients to vote. Once a shareholder votes, the solicitations to him/her cease. They can call 1-866-209-6995, Monday through Saturday to vote.

I’m going to follow this up by sending you an email with a shareholder-approved FAQ document with more detailed information, as well as an audio file of a voice message your clients might get from Larry Puglia, portfolio manager for the T. Rowe Price Blue Chip Growth Fund and Blue Chip Growth ETF. These can be useful tools when encouraging clients to vote.

If you have any questions, please do not hesitate to reach out to me. Thank you for choosing T. Rowe Price!

Follow-up Email to Advisory Clients of T. Rowe Price Blue Chip Growth Fund

[Personal Greeting]

Attached please find our proxy statement related to the shareholder meeting to vote on the proposal regarding [name of fund] diversification status, as well as an audio file of Larry Puglia, portfolio manager for Blue Chip Growth, discussing the proxy solicitation effort. If you have any questions about the proxy materials or the proposals, please call us at 1-800-537-6172 or email us at info@troweprice.com. Please do not hesitate to reach out to me if you have any questions or need anything. Thank you.

Shareholder Meeting and Proxy Vote Information

On May 26, 2021, the following funds will hold a shareholder meeting to consider a proposal to reclassify their diversification statuses from diversified to nondiversified:

▪ Blue Chip Growth Fund (All Share Classes)

▪ Institutional Large-Cap Core Growth Fund

▪ Blue Chip Growth ETF

▪ Blue Chip Growth Portfolio I and II

▪ Emerging Markets Stock Fund (All Share Classes)

▪ Institutional Emerging Markets Equity Fund

▪ Growth Stock Fund (All Share Classes)

▪ Growth Stock ETF

All fund shareholders who own shares as of the record date of February 26, 2021, are asked to vote their shares on or before the virtual shareholder meeting, which will be held on May 26, 2021, at 10 a.m.

The proposed change to the diversification policy is intended to provide each Fund with greater flexibility in executing its investment program since each Fund will be able to invest a greater portion of its assets in a smaller number of issuers, although it is not expected to substantially affect the way each Fund is currently managed. Fundamental analysis at the individual stock level—in conjunction with prudent risk management—is still what drives our investment process and portfolio construction for each Fund.

PROPOSAL DETAILS

▪ Why are we changing the diversification status of these funds?

Prudent risk management, such as maintaining appropriate levels of diversification, has always been at the forefront of our investment management process for all of these Funds.

Historically, the Funds listed above and their relevant benchmarks have been broadly diversified. However, due to recent market performance, the weighting of a number of companies in these benchmarks have increased substantially. While we do not manage to the benchmark, this growing level of concentration of certain stocks in the funds’ portfolios due to market value increase is beginning to make it challenging for our investment teams to fully express conviction in these investment positions, while maintaining historical levels of diversification.

Although increased levels of benchmark concentration have occurred in the past, our analysts believe that this market concentration is likely to persist rather than “self-correct” as it has in prior periods. Therefore, we are seeking this diversification status change to provide each Fund with greater flexibility in executing its investment program.

▪ What is the difference between a diversified and nondiversified fund?

As a diversified fund, each Fund is limited in its ownership of securities of any single issuer. What this means in practice is that we cannot make purchases in securities that are greater than 5%, if the sum of all of those securities are greater than 25% of the portfolio. In other words, we can hold and purchase securities that are greater than 5% of the portfolio, as long as the sum of those greater than 5% are not more than 25%.

In addition, a diversified fund cannot purchase a security if, as a result of that purchase, more than 10% of the outstanding voting securities of any issuer would be held by the fund (with respect to 75% of the value of the fund’s total assets),

With the change in status to “nondiversified”, each Fund would no longer be subject to these restrictions. The Funds would continue meeting the diversification requirements for registered investment companies under the Internal Revenue Code.

Overall, a nondiversified fund is permitted to hold a greater percentage of its assets in the securities of a smaller number of issuers than a diversified fund. The proposed change to the diversification policy is intended to provide each Fund with greater flexibility in executing its investment program since each Fund will be able to invest a greater portion of its assets in a smaller number of issuers.

We believe reclassifying the Funds as nondiversified is in the best interests of each Fund and their shareholders because it provides the Funds’ portfolio managers with increased investment flexibility and potential for better investment performance.

▪ Will this change make the funds riskier?

We do not expect to make any substantial changes to the way each fund is currently managed when these funds move to “undiversified” and therefore we do not believe there will be any significant changes to the risk profile of these funds. Upon shareholder approval, each Fund will disclose a nondiversification risk.

A nondiversified fund is permitted to hold a greater percentage of its assets in the securities of a smaller number of issuers than a diversified fund, which exposes the fund to greater risk that poor performance by a single issuer could adversely affect fund performance more than if the fund were invested in a large number of issuers. However, we are mainly pursuing this change to give our portfolio managers more flexibility to make adjustments in positions that have increased in size due to market appreciation, not because we desire to make the funds significantly more concentrated in a smaller number of securities.

In addition, we have a number of measures in place to help ensure that risk—specifically concentration risk—is managed. Specifically:

• These funds are not able to invest more than 25% of the portfolio in any one industry at the time of purchase.

• The funds cannot make purchases in securities that are greater than 5%, if the sum of all of those securities are greater than 50% of the portfolio

• The funds are not permitted to hold more than 10% of the outstanding voting securities of a single issuer

We actively monitor risk in all of our portfolios utilizing a number of internal and external tools, and this will continue to be an important factor in the management of these funds. We remain committed to building diversified portfolios of high-quality, growth-oriented companies for our clients.

▪ Will there be any changes to how these funds are managed?

We do not believe there will be any significant changes to how these Funds are managed. This change is intended to provide each Fund with greater long-term flexibility in executing its investment program since each Fund will be able to invest a greater portion of its assets in a smaller number of issuers. While shareholders may see some additional concentration in certain names over time, we do not anticipate this change to substantially affect the way each Fund is currently managed.

▪ What is the timeline for this change?

We expect the change in diversification status for the Funds that received shareholder approval to be effective on or around June 1, 2021. However, this date may be delayed if the shareholder meeting is adjourned or postponed for any Fund.

▪ Is T. Rowe Price planning to change the diversification status of any other funds?

Not at this time. These changes only impact the funds listed above and there are currently no plans to propose this change for any other funds.

▪ How can I get more information about the Funds?

A copy of each Fund’s most recent prospectus, annual and semiannual shareholder reports, and Statement of Additional Information (“SAI”) are available at no cost by visiting our website at troweprice.com/prospectus; by calling 1-800-541-5910; or by writing to T. Rowe Price, 4515 Painters Mill Road, Owings Mills, Maryland 21117.

PROXY VOTE LOGISTICS

▪ What is a proxy vote?

Prior to any shareholder meeting, shareholders receive proxy materials, which notify them of an upcoming meeting, and provide detailed information on certain proposals on which they will be asked to vote at the upcoming meeting. Voting by proxy allows shareholders to exercise their right to vote without attending the shareholder meeting in person. Shareholders can vote easily by following the instructions included with their proxy materials and proxy card.

▪ Why do funds send proxy materials and ask shareholders to vote?

Under Securities and Exchange Commission (“SEC”) regulations, funds are required to seek shareholder approval on certain fund changes. The SEC requires funds to send proxy materials whenever shareholders are asked to vote.

▪ What is the deadline for submitting a vote?

If you vote online or by telephone, your vote must be received no later than 9:59 a.m. ET on May 26, 2021. If you vote by mail, your vote must be received at the address referenced on the proxy card on or before May 25, 2021.

▪ How many votes are required for the proposal to pass?

This diversification status change requires approval of the lesser of: 1.) 67% or more of 50% of the outstanding shares represented at the shareholder meeting, or 2.) a majority of the Fund’s outstanding shares, so a proxy campaign will run from March to May 2021. All shareholders of record of these funds at the close of business on February 26, 2021, are entitled to vote on this proposal. The shareholder meeting will be held virtually on May 26, 2021.

▪ What is a proxy solicitor, and what is its role?

A proxy solicitor, also known as a proxy tabulator, is a company that works on behalf of a fund firm to assist with the delivery of proxy materials, coordination of voting processes, the tabulation of votes to determine whether sufficient votes have been received for shareholder approval (or rejection), and, sometimes, solicitation of additional votes to ensure that a quorum is reached. The T. Rowe Price Funds have selected Computershare to perform this function on their behalf.

▪ What happens if shareholders do not vote?

Because regulations require that certain proposals receive a certain number of votes, Computershare, T. Rowe Price’s proxy solicitor, may reach out by phone or email if shareholders do not vote promptly. Please be advised that they may call multiple times to solicit and record each shareholder’s vote. These calls and emails will cease as soon as the shareholder’s vote is registered.

Consider the investment objectives, risks, and charges and expenses carefully before investing. For a prospectus or, if available, a summary prospectus containing this and other information, call 1-855-405-6488. Read it carefully.

T. Rowe Price Investment Services, Inc.

202105-1633526